FORM OF NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

WHO’S YOUR DADDY, INC., A NEVADA CORPORATION

10% CONVERTIBLE PROMISSORY NOTE

$100,000                                                                                                ____________ __, 2008

           FOR VALUE RECEIVED, the undersigned, Who’s Your Daddy, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of __________________________________ ________________________________________________________________________

(the “Investor”), in lawful money of the United States of America, and in immediately payable funds, the principal sum of $100,000. The principal and any unpaid accrued interest thereon shall be due and payable on January 15, 2010 (the “Maturity Date”). Payment of all amounts due hereunder shall be made at the address of the Investor provided for in the Subscription Agreement. The Company further promises to pay interest at the rate of 10% per annum on the outstanding principal balance hereof, such interest to be payable upon the Maturity Date (prorated for any partial month).

This Note has been issued pursuant to a Subscription Agreement of even date herewith between the Company and the Investor (the “Subscription Agreement”), which contains representations and warranties and additional covenants of the Company with respect to the Note. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Subscription Agreement. THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

           1.           PAYMENTS. The Company hereby promises to pay to the Investor, in lawful money of the United States of America, and in immediately payable funds, the principal sum of $100,000. The principal hereof and any unpaid accrued interest thereon shall be due and payable on the Maturity Date (unless such payment date is accelerated as provided in Section 1(a) or 5 hereof) (the “Maturity Date”). The Company further promises to pay interest at the rate of 10% per annum on the outstanding principal balance hereof, such interest to be payable upon the Maturity Date (prorated for any partial month). Payment of all amounts due hereunder shall be made at the address of the Investor provided for in the Subscription Agreement. Payments shall be made according to the following schedule:

(a)           The Company currently intends to conduct a best efforts private offering of its common stock or convertible securities for a proposed minimum of $3.5 million (the “Proposed Private Placement”). Fifty percent (50%) of the net proceeds raised by the Company in the Proposed Private Placement or any other debt or equity offering conducted prior to the Maturity Date by the Company will be used to repay any amounts due under this Note pari passu with all other notes issued pursuant to this Offering (as defined in the Subscription Agreement).

(b)           The Investor shall have the right to convert principal and interest into common stock of the of the Company’s unregistered common stock (the “Conversion Shares”) at a price (the “Conversion Price”) equal to 80% of the volume weighted average price (“VWAP”) for the last 30 trading days preceding the earlier of (i) closing of at least $3 million in gross proceeds of the Proposed Private Placement, or (ii) twelve months from the initial closing date of this Offering, but in no event shall the Conversion Price be less than $0.50 per share or greater than $0.75 per share.  The Investor shall maintain this right of conversion, for any outstanding principal and/or interest, until the note is paid in full.

(c)           Provided the Investor does not elect to exercise his right to convert and if the payments set forth in section 1(a) are insufficient to satisfy all principal and interest due hereunder, beginning thirty days after the final closing of the Proposed Private Placement, Company will make monthly principal and interest payments to the Investor amortized over a period of 60 months, until all principal and interest is paid in full.

(d)           If the Company does not conduct the Proposed Private Placement, then beginning 18 months from the date of this Note or January 15, 2010, whichever is later, the Company will make monthly payments of principal and interest amortized over a period of 60 months, until all principal and interest is paid in full.

2.           PREPAYMENT. This Note may be prepaid, in whole or in part, without the prior written consent of the Investor and without penalty or premium.

3.           DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a)           The non-payment, when due, of any principal or interest pursuant to this Note;

(b)           The material breach of any representation or warranty in this Note or in the Subscription Agreement or in any Exhibit to the Note or the Subscription Agreement, all of which are incorporated by reference, or in any other agreement that may be entered into by and between the Investor and the Company regarding this Note. In the event the Investor becomes aware of a breach of this Section 3(b), the Investor shall notify the Company in writing of such breach and if the breach is curable by the Company within 60 days and the Company is taking all reasonable steps to cure the breach, the Company shall have 60 days notice to effect a cure of such breach;

(c)           The material breach of any covenant or undertaking in this Note or in the

Subscription Agreement or in any Exhibit to the Note or the Subscription Agreement or in any other agreement that may be entered into by and between the Investor and the Company regarding this Note not otherwise provided for in this Section 3. In the event the Investor becomes aware of a breach of this Section 3(c), the Investor shall notify the Company in writing of such breach and if the breach is curable by the Company within 60 days and the Company is taking all reasonable steps to cure the breach, the Company shall have 60 days notice to effect a cure of such breach;

(d)           A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of the Company or an event of default or similar event shall occur with respect to such indebtedness, if the effect of such default or event (subject to any required notice and any applicable grace period) would be to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness to cause such indebtedness to become due and payable prior to its express maturity;

(e)           The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, receivership, dissolution, or liquidation law or statute or any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(f)           The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 30 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 30 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Event of Default, the Investor may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Investor, together with all accrued interest thereon, immediately due and payable.

4.           NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight delivery service or by facsimile transmission. Notice shall be deemed to have been received on the date of personal delivery or facsimile transmission, or if sent by overnight delivery service, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger. The address of the Company is set forth in the Subscription Agreement and the Company shall give written notice of any change of address to the Investor. The address of the Investor is as set forth in Subscription Agreement, and the Investor shall give written notice of any change of address to the Company.

5.           CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Parties consent to the jurisdiction of any court of the State of California and of any federal court located in California.  San Diego County, California shall be proper venue.

6.           GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES AND CONFLICTS OF LAW.

7.           ATTORNEYS FEES. If any legal action or any other proceeding, including arbitration or action for declaratory relief is brought for the interpretation or enforcement of this Agreement, the Prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled. “Prevailing Party” shall include without limitation (a) a party who dismisses an action in exchange for sums allegedly due; (b) the party who receives performance from the other party of an alleged breach or a desired remedy that is substantially equivalent to the relief sought in an action or proceeding; or (c) the party determined to be the prevailing party by an arbitrator or a court of law.

8.           CONFORMITY WITH LAW. It is the intention of the Company and of the Investor to conform strictly to applicable usury and similar laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contract for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

9.           NOTICE OF RIGHT TO COUNSEL. Each of the parties has had the opportunity to have  this Agreement reviewed by their respective attorney. Each of the parties affirms to the other that they have apprized themselves of all relevant information giving rise to this Agreement and has consulted and discussed with their independent advisors the provisions of this Agreement and fully understands the legal consequences of each provision. Each party further affirms to the other that they have not, and do not, rely upon any representation of advice from the other or from the other parties' counsel.

IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it in the State of California as of _____________ ___, 2008.

COMPANY:

WHO’S YOUR DADDY, INC.,
a Nevada corporation

_____________________________________________
By: Michael R. Dunn
Its: Chief Executive Officer

INVESTOR:

_____________________________________________

By: _________________________________________

Its: _________________________________________

JOINTLY WITH (if applicable):

_____________________________________________

By: _________________________________________

Its: _________________________________________